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                                                                   EXHIBIT 10.20


                 FIFTH ADDENDUM TO PRIVATE LABEL VENDOR PROGRAM

                            MDA Capital Incorporated

THIS ADDENDUM TO PRIVATE LABEL VENDOR AGREEMENT is made as of September 1, 1998 by and between MDA CAPITAL INC. ("Assignor"), a corporation, with its principle place of business at 3800 Howard Hughes Pkwy #1800, Las Vegas, NV 89109, and LIGHTHOUSE CAPITAL, INC. ("Assignee") a wholly owned subsidiary of Syracuse Supply Company, with its headquarters at 5921 Court Street Road, Syracuse, NY 13206.


                                    RECITALS

Assignor and Assignee are parties to a certain Private Label Vendor Agreement dated as of the 15th day of January, 1997, and Addendum's thereto which together form the agreement of the parties (the "Agreement"). The parties hereto acknowledge that the Agreement originally identified Assignor as "MDA Capital Corp." and that the proper name of the Assignor is "MDA Capital, Inc." Any reference in this Addendum, the Agreement, or any previous transactions under the Agreement, to MDA Capital Corp. shall be deemed to refer to MDA Capital, Inc.

     Assignee and Assignor wish to expand the scope of the Private Label Vendor Agreement pursuant to the terms of this Addendum.

The Parties hereby agree as follows:

Assignor may offer a 12 to 60 month noncancellable Rental Agreement ("Rental"). Such Rental shall only utilize documentation attached hereto as "Exhibit A". Acceptance of a Rental shall be subject to credit approval, receipt of documentation, and confirmation's at the sole discretion of Assignee.

Assignee may finance transactions under the Rental at an agreed upon advance based upon the Fair Market Value rates times the sales price times ninety percent (90%) contracted between Assignor and Lessee. Rates may be changed with 30 days written notice from Assignee to Assignor. The first months rent and a $200.00 document fee are due in advance on all Rentals. Security Deposits can be required based upon credit. An assignment document in the form of "Exhibit B" shall be signed by Assignor and returned to Assignee for each Rental. The assignment document shall provide for the assignment of Assignor's rights, title and interest in all the Equipment and the payments on each Lease under Rental. Assignments shall be on Assignor's letterhead.

Assignor shall provide Assignee credit information on each Lessee as required by Assignee. Assignee is not obligated to finance any transaction unless an approval letter is provided to Assignor stating the terms and conditions of the approval. Once approved, all documentation must be completed and the originals returned to Assignee prior to funding by Assignee. Documentation shall include at least the following; Rental contract, proof of insurance, acceptance notice, and advance payments, original invoice from Assignor, assignment letter, any other documentation required by Assignee and verbal verification of acceptance of the Equipment by the Lessee.

In the event the Equipment is returned by the Lessee at the end of the term for any Rental, Assignor shall have the right of first refusal to purchase Equipment from Assignee for ten percent (10%) of the original equipment price. If Lessee continues to rent the same equipment, or purchases the equipment for more than ten percent (10%), than Assignee shall split income received in excess of the ten percent (10%) equally with Assignor. Assignee shall release it's security interest in the Equipment once all amounts due under such Lease are paid by Lessee, or Assignor. If the Lessee chooses to enter into a new agreement, Assignor shall provide Assignee the right of first refusal to provide such financing. Such new financing shall be consistent with the terms and conditions of the Agreement, as modified by this Addendum. If a Rental is terminated for any reason by Assignor or the Equipment supplier, than Assignor shall pay Assignee all amounts due from Lessee under the lease, including; rent payments, late fees, or other amounts due.

This Addendum must be signed by Assignor and Assignee.

MDA Capital Incorporation               Lighthouse Capital, Inc.


Signed by /s/ [SIG]                     Signed by /s/ [SIG]
         -------------------------               ---------------------------

Title  Vice President & CFO             Title  President
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Date 9/1/98                              Date 9/8/98
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